Exhibit 10.7

                          JoinUsOnline Portal Agreement

      This AGREEMENT, entered into this _______ day of ___________________, 2000 by and between JoinUsOnline.com, Inc. (hereinafter referred to as "JUOL") and __________________________________ ("CLIENT").

      WHEREAS, JUOL has developed a Portal program ("JUOL Program") which contains industry specific portals and sub-portals. The Portals and sub-portals included in the JUOL Program are listed in Schedule A of this Agreement.

WHEREAS, CLIENT wishes to offer the JUOL Program as a Value-Added Program to CLIENT's customers ("Customers").

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, it is agreed as follows:

      1. DUTIES OF CLIENT JUOL Hereby authorizes CLIENT to provide the JUOL Program as a Value-Added Program to its Customers (No cost to the Customer), and CLIENT hereby accepts such authorization, for the purpose of providing the JUOL Program to its Customers subject to the following conditions, representations and warranties, each of which is material:

      a. CLIENT covenants and agrees that it shall not use written materials or scripts, other than those authorized by JUOL, in connection with the JUOL Program.

      b. CLIENT shall purchase a JUOL Program Membership from JUOL. Each Membership entitles the recipient ("Member") to unlimited free access to the JUOL Program for a twelve - (12) month period. The fees for the JUOL Program are outlined in Schedule A of this Agreement. Furthermore, CLIENT MAY NOT charge its Customers a fee for enrollment in the JUOL Program.

2. DUTIES OF JUOL

      a. JUOL will provide a JUOL Home Page for CLIENT's Customers to enroll and register in the JUOL Program on-line.

      b. JUOL will pay CLIENT a fee calculated in accordance with the terms and conditions outlined in Schedule A of this Agreement.

3. CONFIDENTIALITY AND PROPRIETARY INTERESTS

      a. JUOL agrees that during the term of this Agreement and thereafter, CLIENT's customer list shall remain the sole property of CLIENT and cannot be utilized for any other JUOL or JUOL successor's internal promotions, list enhancements or other list promotions by other companies without written permission from CLIENT.

      b. CLIENT agrees that CLIENT MAY NOT gain any proprietary interest or right in any JUOL benefit or service provider in the JUOL Portal Program. CLIENT further grants JUOL the exclusive right to provide CLIENT with benefits and services in the JUOL Portal during the term of this agreement. Furthermore if CLIENT attempts to contact any benefit or service provider, including and not limited to individual local providers, in the JUOL Portal Program without receiving express written permission from JUOL, JUOL may terminate this agreement and CLIENT will be liable for all consequential damages.


JUOL________                                                      CLIENT________

                                       1.

4. WARRANTIES

      a. The portals and sub-portals offered through the JUOL Program are provided directly by independent providers and JUOL does not warrant or guarantee any of the portals and/or sub-portals provided in the JUOL Program. Any warranties or, guarantees or representations provided are those of the individual portal and/or sub-portal providers and not JUOL.

5. TERM AND TERMINATION

      a. The term of this Agreement is for three (3) years and shall automatically renew on a yearly basis, unless CLIENT or JUOL provides the other party with written notice within ninety (90) days of the annual anniversary of this Agreement.

      b. Either party shall have the right to terminate this Agreement if the other party is in material breach of this Agreement and fails after thirty (30) days written notice to cure any such breach.

      c. If termination of this Agreement occurs, pursuant to the terms set forth in paragraph 4(a) of this Agreement, the termination shall not affect the obligation of JUOL to service the balance of the CLIENT's Customers enrolled in the JUOL Program pursuant to paragraph 2, as long as CLIENT is not offering a competitive program to the Customers enrolled in the JUOL Program by CLIENT. If CLIENT does offer a competitive program to the Customers enrolled in the JUOL Program CLIENT, all fees and services due and owing CLIENT will cease immediately.

      d. If CLIENT is in material breach of this Agreement, all services and fees due and owing CLIENT will cease immediately.

      e. In the event either party wishes to exercise its right to terminate this agreement pursuant to this paragraph, notice to terminate must be made pursuant to section 6 of this Agreement.

5. ENTIRE AGREEMENT This Agreement together with Schedule A attached, represents the entire understanding of the parties with respect to its subject matter and supersedes all previous discussion and correspondence with respect thereto, and no representations, warranties or Agreement, express or implied, of any kind with respect to such subject matter have been made by either party to the other.

6. NOTICES Any notice to be given to JUOL and CLIENT shall be in writing and shall be deemed to have been given on the same day as mailed by certified mail, postage pre-paid, return receipt requested, addressed to the respective parties as follows, unless and until either party notifies the other in writing of a different address:

IF TO JUOL:                               JoinUsOnline.com, Inc.
                                          110 E. Atlantic Ave., Suite 400
                                          Delray Beach, FL 33344

IF TO CLIENT:                             ______________________________________

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________


JUOL________                                                      CLIENT________
                                       2.

7. GOVERNING LAW Disagreement and all questions as to interpretations, performance and enforcement and the rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Florida. Should any provision contained in this Agreement violate the laws of any State in which this Agreement is to be performed, that provision shall be deemed void to the extent it is so violated without invalidation any other provision contained herein. Parties mutually and knowingly agree that any suit arising out of or relating to this Agreement shall be filed and adjudicated by a court in Broward County, in the State of Florida.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement the day and year first written.

Witness                                  JoinUsOnline.com, Inc.

______________________________           By_____________________________________

                                         _______________________________________
                                         Name & Title (Print)


Witness                                         CLIENT

______________________________           By_____________________________________

                                         _______________________________________
                                         Name & Title (Print)


                                       3.

                                   SCHEDULE A

1. Pursuant to the following terms and conditions, CLIENT shall enroll and pay the following fees per Member enrolled in the JUOL Program by CLIENT.

      A. CLIENT shall pay $[ ].00 upon execution of this Agreement. The
$[   ].00 shall be used towards the fees described in this Agreement, which are
$[     ] per Member for enrollment into the JUOL Program for a twelve (12) month period.

      B. In order to enroll its Customers, CLIENT must follow one of the following procedures:

      (i) JUOL Certificate Program: CLIENT shall provide the JUOL certificates to its Customers, at no charge. CLIENT's Customers will enroll into the JUOL Program on-line. Each certificate is valid for 12 months of FREE Unlimited access to the JUOL Program, subject to certain restrictions. These restrictions are listed on the certificates. CLIENT shall purchase numbered JUOL Program certificates in lots of 1,000 for $[ ].00, which includes shipping and handling. The price for printing, shipping and handling is currently $[ ] per thousand, but could vary on future orders.

      (ii) JUOL Non-Certificate Program: CLIENT shall provide JUOL with the information listed below on each New Member being enrolled in the JUOL Program. The frequency of New Member enrollment shall be determined by CLIENT and JUOL, based upon volume. CLIENT shall also at the same time, wire to JUOL [ ] ($[ ]) per New Member enrolled in the JUOL Program. All New Customers enrolled prior to the 15th of the month shall have access to the JUOL Program for the following twelve- (12) month period, commencing on the 1st of the month following enrollment of the new Member by CLIENT.

Required Enrollment Information

- Member Name
- Unique Membership #

      (a) GROUP ASSIGNMENT: All New Customers enrolled in the JUOL Program will be assigned to a group, according to the date JUOL receives the New Member enrollment information, as outlined above. The group assignments are outlined in the schedule below. The group that a New Member is assigned to shall determine the date when a Member's Renewal fees are due. An example of the group assignments is outlined in the schedule below.

Enrollment Date          Group
---------------          -----

04/16/98-05/15/98        06/98
05/16/98-06/15/98        07/98
06/16/98-07/15/98        08/98
07/16/98-08/15/98        09/98
08/16/98-09/15/98        10/98
09/16/98-10/15/98        11/98
10/16/98-11/15/98        12/98
11/16/98-12/15/98        01/99


JUOL________                                                      CLIENT________

                                       4.

2. Pursuant to the following terms and conditions, JUOL shall pay CLIENT the following percentages of the gross fees paid to JUOL, less shipping, handling, and taxes, for each Member, enrolled in the JUOL Program by CLIENT, who purchases and/or enrolls in the following JUOL on-line products, benefits and/or services:

Product, Benefit or Service   Percentage of Sale Due CLIENT
---------------------------   -----------------------------
Discount Shopping Network     [   ]%
Grocery Coupon Program        [   ]%
Hotel/Motel Program           [   ]%
Golf Program                  [   ]%
Vision Program                [   ]%
Pharmacy Program              [   ]%
Chiropractic Program          [   ]%

Dental Program                [   ]%

Consumer Plus                 [   ]% of up front fee plus [  ]% of monthly fees
Health Plus                   [   ]% of up front fee plus [  ]% of monthly fees
Business Plus                 [   ]% of up front fee plus [  ]% of monthly fees

Legal Program (Business)      [   ]% of up front fee plus [  ]% of monthly fees
Legal Program (Consumer)      [   ]% of up front fee plus [  ]% of monthly fees
Web Classified (3 Page)       [   ]% of up front fee plus [  ]% of monthly fees

Personal Web Pages            [   ]% of up front fee plus [  ]% of monthly fees

Web Hosting                   [   ]% of development and hosting fees
Internet Dial-Up              [   ]% of dial-up fees

JUOL will pay the following fees for each qualified lead generated for the following services:

Product, Benefit, or Service        Lead Fee
----------------------------        --------
Mortgage                            $[ ]00
BiWeekly Mortgage Program           $[ ]00
Real Estate                         $[ ]00
Moving                              $[ ]00
Merchant Services                   $[ ]00

3. As new products, benefits, and/or services are added, an addendum to this Agreement will be added.

4 All CLIENT's fees shall be considered earned and payable on the 15th of the month following receipt of the compensation from the JUOL product, benefit and/or service providers.


JUOL________                                                      CLIENT________

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